Exhibit 10.9

Translation of Technology Development (Commission) Contract with Xinjian

Sales Branch of China National Petroleum Corporation, Ltd.
English Translation

Registration No. of the Contract

No 009, 2008

Program name: Cash Flow Management and Control Information System Development and Maintenance
Party A: Xinjiang Sales Branch of China National Petroleum Corporation, L td.
Party B: Pansoft (Jinan) Company Ltd.
Signature date: April 28, 2008
Place of Signature: Urlumuqi, Xinjiang

Printed by PRC Ministry of Science & Technology

Filling Instructions

I. This contract is the demonstrated version of Technology Development (Commission) Contract printed by PRC Ministry of Science & Technology; each Technology Contract Registration Authority may recommend contract parties for reference and use.
II This contract is intended for that one party entrusts the other party to develop new technology, new product, new techniques, new material or new varieties and its system.
III When multiple persons involved in either party, list under “entrusting party”, “entrusted party” (supplementary pages) as combined entrusting persons or entrusted persons according to their roles in the party.
IV For the unmentioned items in this contract, both parties may agree on supplementary pages, taking as an inalienable part of the contract.
V With regard to agree non-filling clauses in this contract, a “NO” sign shall occur beside this clause.

Technology Development Contract

Party A: Xinjiang Sales Branch of China National Petroleum Corporation, L td.
Address: No. 8 Minzhu Road, Urlumuqi, Xinjiang
Legal representative: Xu Huiju
Implementing unit of Party A: Finance Department
Contact person of program: Chen Yong
Communication address: No. 8 Minzhu Road, Urlumuqi, Xinjiang

Party B: Pansoft (Jinan) Company Ltd.
Address: Floor 3, Qilu Software Building, High & New Tech Area, Jinan, Shandong
Legal representative: Wang Hu
Contact person of program: Zhang Ting Bing
Communication address: Floor 3, Qilu Software Building, High & New Tech Area, Jinan, Shandong
Phone: 0531-88871165 Fax: 0531-88871164
Email: ztb@pansoft.com.cn

Clause 1: General:

Party A retains Party B to research and develop the project of Cash Flow Management and Control Information System Development and Maintenance. Party B accepts the offer and implements this development project. In accordance with PRC Contract Law, the parties enter into this contact hereby. The following clauses shall be strictly abided and implemented by both parties. Party A authorizes Finance Department as its representative with full power to be responsible for this implementation of the project.

Clause 2: Service range and form

2.1 Technology development range:
2.1.1 The said system shall be able to operate in B/S structure so as to reduce the demand of throughput for broadband access in data transmission.
2.1.2 This system shall be able to manage essential database and customer information and establish data selection and importing to establish link with Mudan Credit Card and FMIS 7.0 to integrate different databases under consistency requirement.
2.1.3 The system shall enable centralized management of daily reports from sales network, bank data, POS credit card transactions; perform data collection to obtain the information on inventory, sales quantity, payment and customers via system networking and its modulated collection system; automatically read the transaction records of POS, examine the data from sales daily report, bank report with original transaction data for the purpose the monitoring cash flow.
2.1.4. The system shall enable cash flow control by comparing sales records with bank reports, and assess the discrepancies in the records; provide alert report based on pre-set alert system so as to control the cash and cash Flow flow from gas stations and dispatched delivery cars; analyze the sales cash flow monitoring from shops and release alert after payment collected.
2.1.5. The system shall be able to integrate FMIS7.0 with HQ standard platform, Mudan/PetroChina Credit Card in seamless way to form unified system so as to realize automatically generating invoices, customer information sharing, POS record retrieve.
2.1.6. The system shall be able to integrate functions of FMIS7.0 in terms of bank report clearance, automatically import bank data and generate bank clearance reports, support clearance process from branch responsibility centers; produce bank balance adjustment tables and save the balance table on daily basis for future examination.
2.1.7. The system shall enable different data query, including gas station sales daily report, gas station sales account, gas station sales products, bank balance, transaction details, POS transaction and different alert information, sales daily reports and invoices.
2.1.8. The system shall be able to export data in the format of EXCEL or TXT to facilitate data applications in ERP system, Gas Station Retail Management System and Purchase/Sales/Inventory System.
(Please refer to Cash Flow Management/Control System Function Requirements of China Xinjiang Oil Sales Corporation for more details)

2.2 Development pattern: Concentrated development, on site service.

2.3 Technical development shall satisfy the technical requirements and acceptance requirements:

Clause 3: Service Term, Service Site and Progress

3.1. Development Service Term: March 18 through October 31, 2008.
3.2. Development Service Site: Xinjiang Sales Branch of Sinopec.
3.3. Progress:
April/2008: Completion of major demand analysis, launching design of some functions and coding
Mid June/2008: Completion of data collections and account process, on-site testing ready at the site of Party A, Urlumuqi, and Xinjiang.
Later June/2008: Online testing at Urlumuqi, Xinjiang
September/2008 Launching in the whole province.
October 30, 2008, System inspection and acceptance

Clause 4: Technological data to be provided

4.1. The necessary technical material, data, or samples that Party A shall provide to Party B
Business documents related to the system development,
4.2. The necessary technical material, data, or samples that Party B shall provide to Party A:
- Sinopec Xinjiang Sales Cash Flow Management and Control System (one set)
- User’s menu of Sinopec Xinjiang Sales Cash Flow Management and Control System electric file (one set)
- Sinopec Xinjiang Sales Cash Flow Management and Control System presentation electric file (one set).

Clause 5: Date, Place and Fashion of Inspection and Acceptance

5.1. Party A will inspect and accept the accomplished results of this project on Party A’s site on October 30, 2008.
5.2. After inspection, Party A shall issue project acceptance report as written witness to the result of inspection and acceptance.
5.3. The quality warrant term for this project covers one year period starting from the date of acceptance. Any quality problem in system operation, if occurred during this period, Party B shall fix or redo the development free charge.

Clause 6: Fee and Payment

6.1. Total charge for the development of this project is RMB 1,062,400.00, covering software development cost and implementation cost. All fund needed for the development shall be borne by Party A and paid to Party B in accordance with this contract.
6.2. Payment Schedule:
6.2.2 Installments of the payment:
6.2.2.1. Pay 30% of this contract price within 10 days after the effective date of this contract.
6.2.2.2. Pay 40% of this contract price after the completion of testing phase.
6.2.2.3. Pay 25% of this contract price within 10 days after final inspection and acceptance of the project. 5% remaining balance serves as quality warrantee and shall be paid to Party B within 10 days after the warrantee term ends as completion of the total payment (in case of no quality problem).
6.4 Other provisions
None
6.5 If the contract belongs to related party transactions, the payment method agreed to by both parties shall not violate the relevant regulations regarding financial settlements between related party transactions.

Clause 7: Rights and Obligations

7.1. Rights of Party A
7.1.1 Party A has the right to require Party B to provide technical service result in accordance with this contract
7.1.2. Party A has the right to inspect Party B’s service
7.1.3. Party A has the right to request any adjustment or revision shall any problem be identified in Party B’s service period
7.1.4. Request any technical material or guidance related from Party B.

7.2. Obligations of Party A
7.2.1. Provide all the technological, data, materials or sample listed in Clause 4.1. within 10 days after the effective date of this contract.
7.2.2. Provide Party B with the following working condition: office space.
Cost of the above-mentioned working condition shall be borne by Party A.
7.2.3. Respond to the request from Party B for improving or replacing any technical material, data, documents, samples that are not in accordance with the contract within __ days after notified.
7.2.4. Pay to Party B according to this contract.
7.2.5. Inspect the result of project development in accordance with this contract.

7.3. Rights of Party B
7.3.1. Accept technical materials, data, documents and samples from Party A
7.3.2. Obtain the payment after the delivery of the accomplished achievement for the project in accordance with the requirements specified in this contract.
7.3.3. Notify Party A to improve or replace the technical materials, data, sample, documents or working conditions which do not match the requirements by this contract on receiving it or within 7 days after starting to work. After 7 days, all materials provided by Party A are deemed accepted, any request to replace becomes invalid request.

7.4. Obligations of Party B
7.4.1. In line with Party A’s requirements, Party B shall on its own complete the stipulated work.. Party A reserves the right to reject the payment request and terminate this contract unilaterally if Party B subcontracts the job to any third party without written consent from Party A.
7.4.2. Party B shall safeguard all the technical materials and samples provided by Party A. Shall any material, samples or equipment be exposed to the risk of damage during contract execution period, Party B shall stop working and inform Party A immediately. All the materials and samples must be returned to Party A within one month after the job completion and no materials can be duplicated or reserved by Party B.
7.4.3. The employees of Party B shall comply with Party A’s regulations when entering into Party A’s premise. Any loss of Party B due to Party B member’s violation of Party A’s regulations shall be borne by Party B.
7.4.4. After acceptance of the project development, Party B shall transfer the related technical knowledge to Party A and provide all related technical material and guidance.
7.4.5 Representative of Party A must be in compliance with the rights of Party A and do nothing harmful to Party A’s interests. If any dispute between two parties occurs in performing this contract, it is the responsibility of Party A’s representative to find solution.

Clause 8. Health, Safety and Environment Protection

Both parties shall be in compliance with the addendum related to health, safety and environment protection.

Clause 9. Confidentiality and Intellectual Property Rights

9.1. The new technological accomplishments developed by Party A based on the technological service results of Party B belong to Party A.
9.2. The new technologic achievements obtained by Party B during the implementation of this contract, including but not limited to: new technology, new process, new methodology, new innovation, new discovery, and the related intellectual property right are treated according to the following Item 9.2.1 (Party A can use it free charge)
9.2.1. Party A owns it, but Party B has the right to use it for free.
9.2.2. Technological achievements belonging to Party B, used by Party A. Party A may not transfer to third party without Party B’s consent; Party B can transfer the technologic result and related intellectual property right without impacting the application right of Party A.
9.2.3 .Technological achievements belonging to both parties, mode of profit allocation; one party shall not transfer the technologic achievements without the ascent of the other party.
9.4. Confidentiality
9.4.1. During the contracted term, all materials and the existing achievements and related materials of Party A disclosed to Party B in the service process related to the implementation of this contract, including but not limited to drawing, diagram, data and so on, are Party A’s property and shall be treated in confidential way. Party B shall not release confidential information in any form during the contract period or any time after this contract without written permission of Party A. But the followings do not belong to confidential information:
A. Information that has already entered public domain;
B. Information gained legally from any third party who bears no obligation of confidentiality to the information;
9.4.2. New technology and new methodology owned by Party B shall be deemed as confidential information. Without the written permission of Party B in advance, Party A shall not release confidential information to any third party in any form.
9.4.3. This provision of confidentiality remains legally binding within one year after the contract period.

Clause 10: Warranties

Either party shall warrant that the equipment, materials, technique, software or other intellectual properties provided for the purpose of performing the contract do not infringe the intellectual property right of any third party during the application of the other party. In case of infringement occurring to the third party’s property rights, the provider shall be in charge of the negotiation with the third party and shall shoulder all the legal and financial responsibility and indemnify the other party for any loss so caused and keep the other party unharmed.

Clause 11: Outside Relationship

It is Party B’s sole responsibility to handle any working relations with other service providers.

Clause 12: Force Majeure

12.1. Both parties define force Majeure as the following events: earthquake, typhoon, flood, fire, war or other unforeseeable, insurmountable and inevitable affaires or situation.
12.2. If it is impossible for one party to implement this contract due to force Majeure, the party shall immediately report reasons in written form to the other party and take any necessary action to reduce the loss caused by force Majeure and provide evidence of Force Majeure within 7 days after the occurrence.
12.3. If this contract cannot be executed or completed within the contract term due to force Majeure, the loss caused shall be borne by both parties. If the affected party does not notify the other party or take the necessary action to control the scope of the loss so as to enlarge the loss, the affected party shall compensate the other party for the enlarged part. After the completion of force Majeure or its aftermath, if the contracted objectives can be realized, both parties shall commit to continue the contract and the related obligations in the condition that the contract term shall be expanded.

Clause 13: Breach of Contract

13.1 Party A’s liabilities for breach of contract
13.1.1 Party A shall bear 5 % of the contract price as penalty if Party A does not provide related technological materials, data, samples and working condition according to the contract so that Party B cannot finish the service item in line with the contracted standard.
13.1.2 Party A shall pay Party B according to the payment schedule. If Party A delays the payment for more than 45 days, it shall pay party B late fee in line with the bank deposit interest rates for the corresponding period for days delayed.
13.1.3 Party A shall compensate the direct loss it causes to Party B shall it violate the confidentiality obligations as stipulated in clauses 9.4.2 and 9.4.3.
13.1.4 Other provisions:
13.2 Party B’s liabilities for breach of contract
13.2.1. If Party B cannot complete the service item, it shall bear 5 % of the contract price as penalty and compensate the direct loss it causes to Party A while Party A reserves the right to terminate this contract unilaterally;
13.2.2 If Party B delays to deliver the results, it shall bear 0.1 % of the contract price as penalty for one day delayed and continue implementing the contract. If Party B still does not finish its task after 10 days delay, Party A has the right to terminate the contract unilaterally and Party B shall return all service fee Party A has paid;
13.2.3 If Party B does not finish the service item according to the contract standards, Party B shall be responsible for adjustment to meet the contracted standards. If the contracted term is due, Party A may allow a certain period to Party B as make-up time depending on circumstances. During make-up time, Party B shall continue implementing the contract until its results meet the contracted standards. If Party B still cannot finish the service according to contracted standards when the make-up time is due, or if Party A does not allow make-up time, Party A has the right to terminate the contract unilaterally when the make-up time or the contract term is due and Party B shall return all service fee Party A has paid. If Party B finishes the task within the make-up time, as it has delayed the delivery, Party B shall pay late fee according to 13.2.2;
13.2.4 During the term of the contract, if Party B finds the technological materials, data, samples or working conditions and so on fail to meet contracted requirements but does not notify Party A in written form within the term of the contract in line with clause 7.3.3 so that technological service is stopped, delayed or prevented from implementation, Party B shall bear 0.1 % of the contract price as penalty;
13.2.5 Party B shall compensate the direct loss it causes to Party A shall it violate the confidentiality obligations in clauses 9.4.1 and 9.4.3.
13.2.6 Other provisions:

Clause 14 : Indemnity

14.1. Party B shall be responsible for any insurance coverage necessary for its equipment and employees. In event of any damage and harmful consequence occurring to Party B (with the exception of Party A’s fault), Party B shall look to its insurer for coverage, instead of Party A.
14.2. As for any damage on equipment or harmful impact on employees of Party B caused by fault of Party A, Party B shall make claim from its own insurer, Party A only cover the part of loss not covered by Party B’s insurer.

Clause 15: Taking Effect, Change of Contract Terms, and Termination

15.1 The Contract enters into force upon signing and and sealing by legal representatives or authorized persons of the parties.
15.2 This Contract may be modified, and the modification shall be in written form.
15.3 This Contract shall be terminated under any one of the following situations:
15.3.1 This Contract has been performed;
15.3.2 Both parties intend so after negotiation;
15.3.3 Either party does so relying on clause 15.4.
15.3.4 Other provisions:
15.4 Where any of the following situations occurs to one party, the other party has the right to notify the party to terminate the contract in whole or partially, without prejudice to any remedies available:
15.4.1 bankruptcy or liquidation;
15.4.2 Events of force majeure last for 30 days, and render impossible the contract purpose;
15.4.3 violating confidentiality obligations;
15.4.4 failing to perform obligations under this Contract and failing to make corrections within 30 days or a period agreed to by both parties;
15.4.5 other provisions:

Clause 16: Dispute

Both parties shall amicably solve disputes over performing this contract. When the disputes can’t be dissolved through consultation, confirm _the second method as the means for handling disputes:
1. Apply for arbitration in the Arbitration Committee where contract signature place locates;
2. File proceeding on people’s court of Urlumuqi City according to law

Clause 17: Point of Contact

Both parties confirm, within the valid period of this contract, Party A designates Chen Yong as the contact person of Party A’s program,
Address: No. 8 Minzhu Road, Urlumuqi, Xinjiang
Phone: 0991-2352802
Party B designates Zhang Tingbing as the contact person of Party B’s program.
Entrusted party (party B): Pansoft (Jinan) Company Ltd.
Address: Floor 3, Qilu Software Building, High & New Tech Area, Jinan, Shandong
Phone: 0531-88871165

Clause 18 Miscellaneous

This contract takes effect on the same day after authorized representatives from both parties have signed and sealed it.

18.1 With unmentioned items during the implementation of this contract, both parties shall resolve it amicably and make amendments in accordance with the related laws and regulations of PRC. Amendments shall be abided and implemented by both parties.
18.2 This contract has four copies; each party holds two, bearing same legal effect.

Party A: Xinjiang Sales Branch of China National Petroleum Corporation, L td (seal)
Legal representative/entrusted agent: Chen Yong (signature)

Party B: Pansoft (Jinan) Company Ltd (seal)
Legal representative/entrusted agent: Wang Hu (signature)